                                                                   Exhibit 10(T)

================================================================================

                                  $135,000,000

                                CREDIT AGREEMENT

                                      among


                            SAF FUNDING CORPORATION,
                                  as Borrower,

                            THE LENDERS NAMED HEREIN

                                       and

                                  BANK ONE, NA,
                                    as Agent


                          Dated as of November 19, 1999

================================================================================

                         BANC ONE CAPITAL MARKETS, INC.,
                      as Lead Arranger and Sole Book Runner

                                TABLE OF CONTENTS

Section                                                                                                          Page
-------                                                                                                          ----
ARTICLE I - DEFINITIONS.............................................................................................1

ARTICLE II - THE CREDITS...........................................................................................10
   2.1    Commitment...............................................................................................10
   2.2    Required Payments; Termination...........................................................................10
   2.3    Ratable Loans............................................................................................10
   2.4    Types of Advances........................................................................................10
   2.5    Commitment Fee; Reductions in Aggregate Commitment; Mandatory Reductions in
            Aggregate Commitment; Mandatory Prepayments............................................................11
   2.6    Minimum Amount of Each Advance...........................................................................11
   2.7    Optional Principal Payments..............................................................................11
   2.8    Method of Selecting Types and Interest Periods for New Advances..........................................11
   2.9    Conversion and Continuation of Outstanding Advances......................................................12
   2.10   Changes in Interest Rate, etc............................................................................12
   2.11   Rates Applicable After Default...........................................................................13
   2.12   Method of Payment........................................................................................13
   2.13   Noteless Agreement; Evidence of Indebtedness.............................................................13
   2.14   Telephonic Notices.......................................................................................14
   2.15   Interest Payment Dates; Interest and Fee Basis...........................................................14
   2.16   Notification of Advances, Interest Rates, Prepayments and Commitment Reductions..........................14
   2.17   Lending Installations....................................................................................15
   2.18   Non-Receipt of Funds by the Agent........................................................................15
   2.19   Extension of Commitment Termination Date.................................................................15

ARTICLE III - YIELD PROTECTION; TAXES..............................................................................17
   3.1    Yield Protection.........................................................................................17
   3.2    Changes in Capital Adequacy Regulations..................................................................17
   3.3    Availability of Types of Advances........................................................................18
   3.4    Funding Indemnification..................................................................................18
   3.5    Taxes....................................................................................................18
   3.6    Lender Statements; Survival of Indemnity.................................................................20

ARTICLE IV - CONDITIONS PRECEDENT..................................................................................20
   4.1    Conditions to Effectiveness..............................................................................20
   4.2    Each Advance.............................................................................................22

ARTICLE V - REPRESENTATIONS AND WARRANTIES.........................................................................23
   5.1    Corporate Existence......................................................................................23
   5.2    Financial Condition......................................................................................23
   5.3    Litigation...............................................................................................23
   5.4    No Breach................................................................................................23
   5.5    Action...................................................................................................24

   5.6    Approvals................................................................................................24
   5.7    Taxes....................................................................................................24
   5.8    Use of Credit............................................................................................24
   5.9    Special Purpose Company..................................................................................24
   5.10   Capitalization...........................................................................................24
   5.11   ERISA....................................................................................................24
   5.12   Year 2000................................................................................................25
   5.13   Investment Company.......................................................................................25
   5.14   True and Complete Disclosure.............................................................................25

ARTICLE VI - COVENANTS.............................................................................................25
   6.1    Financial Statements, Etc................................................................................25
   6.2    Litigation...............................................................................................26
   6.3    Existence, Etc...........................................................................................26
   6.4    Limited Purpose Company..................................................................................27
   6.5    Use of Proceeds..........................................................................................27
   6.6    Modifications of Certain Documents.......................................................................27
   6.7    Year 2000................................................................................................27

ARTICLE VII - DEFAULTS.............................................................................................28

ARTICLE VIII - ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES......................................................29
   8.1    Acceleration.............................................................................................29
   8.2    Amendments...............................................................................................29

ARTICLE IX - GENERAL PROVISIONS....................................................................................30
   9.1    Survival of Representations..............................................................................30
   9.2    Governmental Regulation..................................................................................30
   9.3    Headings.................................................................................................31
   9.4    Entire Agreement.........................................................................................31
   9.5    Several Obligations; Benefits of this Agreement..........................................................31
   9.6    Expenses; Indemnification................................................................................31
   9.7    Numbers of Documents.....................................................................................31
   9.8    Accounting...............................................................................................32
   9.9    Severability of Provisions...............................................................................32
   9.10   Nonliability of Lenders..................................................................................32
   9.11   Confidentiality..........................................................................................32
   9.12   Nonreliance..............................................................................................32
   9.13   Disclosure...............................................................................................32

ARTICLE X - THE AGENT..............................................................................................33
   10.1   Appointment; Nature of Relationship......................................................................33
   10.2   Powers...................................................................................................33
   10.3   General Immunity.........................................................................................33
   10.4   No Responsibility for Loans, Recitals, etc...............................................................33
   10.5   Action on Instructions of Lenders........................................................................34
   10.6   Employment of Agents and Counsel.........................................................................34

                                    Page ii

   10.7   Reliance on Documents; Counsel...........................................................................34
   10.8   Agent's Reimbursement and Indemnification................................................................34
   10.9   Notice of Default........................................................................................35
   10.10  Rights as a Lender.......................................................................................35
   10.11  Lender Credit Decision...................................................................................35
   10.12  Successor Agent..........................................................................................35
   10.13  Agent's Fee..............................................................................................36
   10.14  Delegation to Affiliates.................................................................................36
   10.15  Execution of Pledge and Put Agreements...................................................................36
   10.16  Collateral Releases......................................................................................36
   10.17  Consents Under Other Loan Documents......................................................................37

ARTICLE XI - SETOFF; RATABLE PAYMENTS..............................................................................37
   11.1   Setoff...................................................................................................37
   11.2   Ratable Payments.........................................................................................37

ARTICLE XII - BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS....................................................37
   12.1   Successors and Assigns...................................................................................37
   12.2   Participations...........................................................................................38
   12.3   Assignments..............................................................................................39
   12.4   Dissemination of Information.............................................................................40
   12.5   Tax Treatment............................................................................................40

ARTICLE XIII - NOTICES.............................................................................................40
   13.1   Notices..................................................................................................40
   13.2   Change of Address........................................................................................40

ARTICLE XIV - COUNTERPARTS.........................................................................................40

ARTICLE XV - CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL..........................................41
   15.1   CHOICE OF LAW............................................................................................41
   15.2   CONSENT TO JURISDICTION..................................................................................41
   15.3   WAIVER OF JURY TRIAL.....................................................................................41

ARTICLE XVI - NO RECOURSE..........................................................................................41

                                    Page iii

                                    SCHEDULES
                                    ---------

Schedule 1                    Commitments


                                    EXHIBITS
                                    --------

Exhibit A                     Opinion
Exhibit B                     Compliance Certificate
Exhibit C                     Form of Assignment
Exhibit D                     Money Transfer Instructions
Exhibit E                     Note

                                    Page iv

                                CREDIT AGREEMENT

         This Agreement, dated as of November 19, 1999, is among SAF Funding Corporation, a Delaware corporation, the Lenders and Bank One, NA, a national banking association having its principal office in Chicago, Illinois, as Agent. The parties hereto agree as follows:

                                    RECITALS:
                                    ---------

         A. The Borrower has requested the Lenders to make financial accommodations to it in the aggregate principal amount of $135,000,000, the proceeds of which the Borrower will use to finance the purchase from State Auto Financial of the Preferred Stock under the Standby Purchase Agreement; and

         B. The Lenders are willing to extend such financial accommodations on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS
                                   -----------


         As used in this Agreement:

         "ABR Advance" means an Advance which, except as otherwise provided in
Section 2.11, bears interest at the Alternate Base Rate.

         "Advance" means a borrowing hereunder, (a) made by the Lenders on the same Borrowing Date, or (b) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

         "Agreement" means this credit agreement, as it may be amended or modified and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.2.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Corporate Base Rate for such day and (b) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Applicable Margin" shall mean 1% per annum; provided, however, that if, as of the last day of any fiscal quarter of State Auto Mutual, the Statutory Surplus (as defined in the Put Agreement) of State Auto Mutual, as reflected in the most recent annual or quarterly financial statements of State Auto Mutual delivered pursuant to Section 4.1(a) or (b) of the Put Agreement (the "Financials"), is less than $575,000,000, then the Applicable Margin shall be 1.25% per annum until such time as the Lenders receive Financials from State Auto Mutual indicating that the Statutory Surplus of State Auto Mutual as reflected therein is $575,000,000 or more. Adjustments, if any, to the Applicable Margin shall be effective five Business Days after the Lenders have received the applicable Financials.

         "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" means any of the President, the Treasurer or any Vice President of the Borrower, acting singly.

         "Bank One" means Bank One, NA, a national banking association having its principal office in Chicago, Illinois, in its individual capacity, and its successors.

         "Basic Documents" shall mean, collectively, the Loan Documents, the Preferred Stock Certificates and the Standby Purchase Agreement.

         "Borrower" means SAF Funding Corporation, a Delaware corporation, and its successors and assigns.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.8.

         "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

         "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under Agreement Accounting Principles, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with Agreement Accounting Principles.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth on Schedule 1 hereto or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Commitment Termination Date" means November 17, 2000, or any later date as may be specified as the Commitment Termination Date in accordance with
Section 2.19 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "Company Pledge Agreement" shall mean a Pledge and Security Agreement of even date herewith between the Borrower and the Agent, as the same shall be modified and supplemented and in effect from time to time.

         "Conversion/Continuation Notice" is defined in Section 2.9.

         "Corporate Base Rate" means a rate per annum equal to the corporate base rate or prime rate of interest announced by Bank One or by its parent, Bank One Corporation, from time to time, changing when and as said corporate base rate or prime rate changes.

         "Default" means an event described in Article VII.

         "Dividend Payment" shall mean dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Borrower or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of the Borrower), but excluding dividends payable solely in shares of common stock of the Borrower.

         "Effective Date" is defined in Section 4.1.

         "Equity Rights" shall mean, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code of which the Borrower is a member and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

         "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (a) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (b) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

         "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(b) the Applicable Margin.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (a) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (b) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located. The Borrower has no obligation to pay Excluded Taxes.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Facility Termination Date" means the date which is the sixth anniversary of the Commitment Termination Date.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Guarantee" shall mean a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

         "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person.

         "Initial Commitment Termination Date" shall have the meaning assigned to such term in Section 2.19 hereof.

         "Interest Period" means, with respect to a Eurodollar Advance, a period of three months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such

Interest Period shall end on the day which corresponds numerically to such three months thereafter, provided, however, that if there is no such numerically corresponding day in such third succeeding month, such Interest Period shall end on the last Business Day of such third succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Interest Rate Protection Agreement" shall mean, for any Person, an interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies. For purposes hereof, the "credit exposure" at any time of any Person under an Interest Rate Protection Agreement to which such Person is a party shall be determined at such time in accordance with the standard methods of calculating credit exposure under similar arrangements as prescribed from time to time by the Agent, taking into account potential interest rate movements and the respective termination provisions and notional principal amount and term of such Interest Rate Protection Agreement.

         "Investment" shall mean, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Interest Rate Protection Agreement.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

         "Lien" shall mean, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

         "Loan" means, with respect to a Lender, such Lender's term loan made pursuant to Article II (or any conversion or continuation thereof).

         "Loan Documents" means this Agreement and any Notes issued pursuant to
Section 2.13, the Pledge Agreements and the Put Agreement.

         "Material Adverse Effect" means a material adverse effect on (a) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower, (b) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

         "Multiemployer Plan" shall mean a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Borrower and that is covered by Title IV of ERISA.

         "Non-U.S. Lender" is defined in Section 3.5(d).

         "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.13 in the form of Exhibit E.

         "Notice of Assignment" is defined in Section 12.3.2.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents.

         "Other Taxes" is defined in Section 3.5(b).

         "Parent" shall mean Broad Street Contract Services, Inc., a Delaware corporation.

         "Parent Pledge Agreement" shall mean a Pledge Agreement of even date herewith between the Parent and the Agent, as the same shall be modified and supplemented and in effect from time to time.

         "Participants" is defined in Section 12.2.1.

         "Payment Date" means the last Business Day of each March, June, September and December.

         "Permitted Investments" shall mean: (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof; (b) certificates of deposit issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof; and (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof; in each case so long as the same (i) provide for the payment of principal and interest (and not principal alone or interest alone) and (ii) are not subject to any contingency regarding the payment of principal or interest.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" shall mean an employee benefit or other plan established or maintained by the Borrower and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

         "Pledge Agreements" shall mean the Company Pledge Agreement and the Parent Pledge Agreement.

         "Preferred Stock" shall mean the Class A Preferred Stock issued from time to time by State Auto Financial to the Borrower under the Standby Purchase Agreement.

         "Preferred Stock Certificates" shall mean the certificates evidencing the Preferred Stock.

         "Principal Payment Dates" shall mean, with respect to any Loan, each of the 2nd, 4th, 6th, 8th, 10th, 12th, 14th, 16th, 18th, 20th, 22nd and 24th Payment Dates immediately following the making of such Loan.

         "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Purchasers" is defined in Section 12.3.1.

         "Put Agreement" shall mean a Put Agreement of even date herewith between the State Auto Obligors and the Agent, as the same shall be modified and supplemented and in effect from time to time.

         "Redemption Value" shall mean, with respect to any Preferred Stock, the "Redemption Value" for such Preferred Stock set forth in the Preferred Stock Certificates evidencing such Preferred Stock.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Regulations A, D, U and X" shall mean, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         "Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the aggregate unpaid principal amount of the outstanding Advances.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Standby Purchase Agreement" shall mean the Standby Purchase Agreement of even date herewith between State Auto Financial and the Borrower, as the same shall be modified and supplemented and in effect from time to time.

         "State Auto Financial" shall mean State Auto Financial Corporation, an Ohio corporation.

         "State Auto Mutual" shall mean State Automobile Mutual Insurance Company, an Ohio mutual insurance company.

         "State Auto Obligors" shall mean State Auto Mutual and State Auto Financial.

         "State Auto P&C" shall mean State Auto Property and Casualty Insurance Company, a South Carolina corporation.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "Transferee" is defined in Section 12.4.

         "Type" means, with respect to any Advance, its nature as an ABR Advance or a Eurodollar Advance.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of the Borrower and its Subsidiaries and of the Borrower's and its Subsidiaries' material customers, suppliers and vendors.

         "Year 2000 Program" is defined in Section 5.12.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS
                                   -----------


         2.1 Commitment. From and including the date of this Agreement and prior to the Commitment Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Loans paid or prepaid may not be reborrowed. The Commitments to lend hereunder shall expire on the Commitment Termination Date.

         2.2 Required Payments; Termination. The Borrower hereby promises to pay to the Agent for account of each Lender the principal of each Loan made by such Lender in twelve installments payable on the Principal Payment Dates for such Loan. The first eleven of such installments shall be equal to one-twelfth of the principal amount of such Loan and the twelfth such installment shall be equal to the balance thereof. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

         2.3 Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

         2.4 Types of Advances. The Advances may be ABR Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

         2.5 Commitment Fee; Reductions in Aggregate Commitment; Mandatory Reductions in Aggregate Commitment; Mandatory Prepayments. (a) The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee of 0.20% per annum on the daily unused portion of such Lender's Commitment from the date hereof to and including the Commitment Termination Date, payable on each Payment Date hereafter and on the Commitment Termination Date.

                  (b) The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in the minimum amount of $10,000,000 and in multiples of $5,000,000 in excess thereof, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

                  (c) If (i) the Borrower shall sell, assign, transfer or otherwise dispose of all or any portion of the Preferred Stock, (ii) the Agent shall sell the Preferred Stock to State Auto Mutual pursuant to the Put Agreement or (iii) the Preferred Stock shall at any time be repurchased, redeemed or otherwise retired by State Auto Financial (whether pursuant to the terms of such Preferred Stock or otherwise), the Borrower will prepay Loans in a principal amount equal to the aggregate Redemption Value of the Preferred Stock so sold, assigned, transferred or otherwise disposed of. In addition, if the aggregate outstanding principal amount of the Loans shall at any time exceed either (x) the Aggregate Commitment or (y) the aggregate Redemption Value of the Preferred Stock issued and outstanding at such time, the Borrower will prepay the Loans in an amount equal to such excess. Prepayments of the Loans shall be applied to the installments of the Loans in the inverse order or the maturities of the installments thereof.

         2.6 Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $10,000,000 (and in multiples of $5,000,000 if in excess thereof), and each ABR Advance shall be in the minimum amount of $10,000,000 (and in multiples of $5,000,000 if in excess thereof), provided, however, that any ABR Advance may be in the amount of the unused Aggregate Commitment.

         2.7 Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding ABR Advances, or, in a minimum aggregate amount of $10,000,000 or any integral multiple of $5,000,000 in excess thereof, any portion of the outstanding ABR Advances upon two Business Days' prior notice to the Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $10,000,000 or any integral multiple of $5,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent. Principal payments shall be applied to the principal installments payable under Section 2.2 in the inverse order of maturity.

         2.8 Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one Business Day before the Borrowing Date of each ABR Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

                  (a) the Borrowing Date, which shall be a Business Day, of such Advance,

                  (b) the aggregate amount of such Advance, and

                  (c) the Type of Advance selected.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

         2.9 Conversion and Continuation of Outstanding Advances. ABR Advances shall continue as ABR Advances unless and until such ABR Advances are converted into Eurodollar Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into an ABR Advance unless (i) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (ii) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of an ABR Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an ABR Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

                  (a) the requested date, which shall be a Business Day, of such conversion or continuation,

                  (b) the aggregate amount and Type of the Advance which is to be converted or continued, and

                  (c) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance.

         2.10 Changes in Interest Rate, etc. Each ABR Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into an ABR Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to
Section 2.9 hereof, at a rate per annum equal to the Alternate Base Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as an ABR Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such

Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date. The Borrower shall select Interest Periods so that it is not necessary to repay any portion of a Eurodollar Advance prior to the last day of the applicable Interest Period in order to make a mandatory repayment required pursuant to Section 2.2.

         2.11 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (a) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (b) each ABR Advance shall bear interest at a rate per annum equal to the Alternate Base Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under Section 7.4, 7.5 or 7.6, the interest rates set forth in clauses (a) and (b) above shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

         2.12 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (Chicago time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder.

         2.13 Noteless Agreement; Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (b) The Agent shall also maintain accounts in which it will record (i) the amount of each Loan made hereunder and the Type thereof, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

                  (c) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

                  (d) Any Lender may request that its Loans be evidenced by a promissory note (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in a form supplied by the Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above.

         2.14 Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.15 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each ABR Advance shall be payable on each Payment Date, commencing with the first such Payment Date to occur after the date hereof, on any date on which the ABR Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any ABR Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest on Eurodollar Loans and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on Base Rate Loans shall be calculated for actual days elapsed on the basis of a year of 365 or 366 days, as the case may be. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.16 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation

Notice, and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.17 Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

         2.18 Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan or (b) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (ii) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.19 Extension of Commitment Termination Date. (a) The Borrower may, by notice to the Agent (which shall promptly notify the Lenders) given not less than 60 days and not more the 90 days prior to the initial Commitment Termination Date (the "Initial Commitment Termination Date"), request that the Lenders extend the Commitment Termination Date for an additional 364 days from the Initial Commitment Termination Date; provided that in no event may the Borrower request more than one such extension. Each Lender, acting in its sole discretion, shall, by notice (which shall be irrevocable) to the Borrower and the Agent given no earlier than the date that is 30 days prior to the Initial Commitment Termination Date (herein, the "Consent Date") and no later than the date that is three Business Days after the Consent Date, advise the Borrower whether or not such Lender agrees to such extension; provided that each Lender that determines not to extend the Commitment Termination Date ("Non-Extending Lender") shall notify the Agent (which shall notify the Lenders) of such fact promptly after such determination (but in any event no later than the date three Business Days after the Consent Date) and any Lender that does not advise the Borrower on or prior to the date three Business Days after the Consent Date that such Lender agrees to such extension shall be deemed to be a Non-Extending Lender. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.

                  (b) The Borrower may, at any time prior to the Initial Commitment Termination Date, replace any Non-Extending Lender, by giving not less than ten Business Days' prior notice to the Agent (which shall promptly notify such Non-Extending Lender), that it intends to replace such Non-Extending Lender with respect to its rights and obligations (including, without limitation, its Commitments) as a "Lender" under this Agreement (collectively, the "Transferred Interest") with one or more banks or other financial institutions (including, but not limited to, any other Lender or an affiliate of any Lender) selected by the Borrower and acceptable to the Agent (each, a "Replacement Lender"). Upon the Initial Commitment Termination Date (and as a condition to the extension thereof), (i) the Borrower shall pay or cause to be paid to such Non-Extending Lender being replaced an amount equal to all fees and other amounts then owing to such Non-Extending Lender hereunder and under any other Basic Document in respect of the Transferred Interest (all or a portion of which amount may constitute consideration for an assignment by such Non-Extending Lender of all or a portion of the Transferred Interest) and (ii) such Non-Extending Lender shall assign to each Replacement Lender, pursuant to an Assignment Agreement substantially in the form of Exhibit C hereto, a portion of the Transferred Interest specified by the Borrower, whereupon (x) each Replacement Lender shall become a "Lender" for all purposes of this Agreement having the Commitments in the amount of such Non-Extending Lender's Commitments assumed by it and all of the rights and obligations under this Agreement of "Lender(s)" holding the Transferred Interest and (y) such Non-Extending Lender shall cease to be responsible or liable for, and shall cease to be entitled to the rights and benefits of, all or any portion of the Transferred Interest.

                  (c) If (and only if) the sum of the aggregate amount of the Commitments of Lenders having agreed so to extend the Initial Commitment Termination Date on or prior to the Initial Commitment Termination Date plus the aggregate amount of the Commitments of the Replacement Lenders shall equal or exceed 50% of the aggregate amount of the Commitments in effect immediately prior to the Initial Commitment Termination Date, then, effective as of the Initial Commitment Termination Date, the Initial Commitment Termination Date shall be extended to the date falling 364 days after the Initial Commitment Termination Date (except that, if such date is not a Business Day, such Commitment Termination Date as so extended shall be the next preceding Business
Day); provided that the Commitment of each Non-Extending Lender shall terminate on the Initial Commitment Termination Date.

                  (d) Notwithstanding the foregoing clauses (a) through (c), the extension of the Initial Commitment Termination Date shall not be effective with respect to any Lender unless:

                           (i) no Unmatured Default or Default shall have
                  occurred and be continuing on each of the date of the notice requesting such extension (the "Request Date"), the Consent Date and the Initial Commitment Termination Date;

                           (ii) each of the representations and warranties made
                  by the Borrower in Article V hereof shall be true and complete on and as of each of the Request Date, the Consent Date and the Initial Commitment Termination Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

                           (iii) no Loans shall be outstanding on each of the
                  Request Date, the Consent Date and the Initial Commitment Termination Date; and

                  (iv) on each of the Request Date and the Initial Commitment Termination Date, the Agent shall have received the respective certificate required to be delivered by State Auto Mutual on such date pursuant to Section 4.20 of the Put Agreement.

                                   ARTICLE III

                             YIELD PROTECTION; TAXES
                             -----------------------

         3.1 Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (a) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or

                  (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

                  (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Commitment, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

3.2 Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and
(ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3 Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (a) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (b) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to ABR Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

         3.4 Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

         3.5 Taxes. (a) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

                  (b) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

                  (c) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this
Section 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

                  (d) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement (or, in the case of a Lender which becomes a party hereto after the date hereof, on or prior to the date such Lender becomes a party hereto), (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                  (e) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (d) above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (d), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

                  (f) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

                  (g) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(g) shall survive the payment of the Obligations and termination of this Agreement.

         3.6 Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT
                              --------------------

         4.1 Conditions to Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Agent receives (with sufficient copies for the Lenders) each of the following documents:

                  (a) This Agreement. This Agreement, duly executed and delivered by the Borrower, each Lender and the Agent.

                  (b) Pledge Agreements. The Company Pledge Agreement, duly executed and delivered by the Borrower and the Agent, and the Parent Pledge Agreement, duly executed and delivered by the Parent and the Agent and the certificates identified in Annex 1 thereto, accompanied by undated stock powers executed in blank. In addition, the Borrower and the Parent shall have taken such other action (including, without limitation, delivering to the Agent, for filing, Uniform Commercial Code financing statements) as the Agent shall have requested in order to perfect the security interests created pursuant to the Pledge Agreements.

                  (c) Put Agreement. The Put Agreement, duly executed and delivered by the State Auto Obligors and the Agent.

                  (d) Standby Purchase Agreement. The Standby Purchase Agreement, duly executed and delivered by the State Auto Obligors and the Borrower.

                  (e) Articles of Incorporation; Good Standing Certificates. Copies of the articles or certificate of incorporation of the Borrower and the Parent (each, an "Obligor"), together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

                  (f) By-Laws; Resolutions. Copies, certified by the Secretary or Assistant Secretary of each Obligor, of its by-laws and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which each such Obligor is a party.

                  (g) Incumbency Certificate. An incumbency certificate, executed by the Secretary or Assistant Secretary of each Obligor, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of such Obligor authorized to sign the Loan Documents to which such Obligor is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

                  (h) Officer's Certificate. A certificate, signed by the chief financial officer of the Borrower, stating that on the Effective Date no Default or Unmatured Default has occurred and is continuing.

                  (i) Opinion. A written opinion of the Borrower's counsel, addressed to the Lenders in substantially the form of Exhibit A.

                  (j) Notes. Any Notes requested by a Lender pursuant to Section
2.13 payable to the order of each such requesting Lender.

                  (k) Money Transfer Instructions. Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

                  (l) Year 2000 Information. Information satisfactory to the Agent and the Required Lenders regarding the Borrower's Year 2000 Program.

                  (m) Documents Required by Put Agreement. Each of the documents required to be delivered by State Auto Mutual pursuant to Section 4.18 of the Put Agreement.

                  (n) Payment of Chase Credit Agreement. All principal, interest and other amounts due under that certain Credit Agreement, dated as of August 16, 1996, among the Borrower, the financial institutions party thereto and The Chase Manhattan Bank, as agent, and all other "Basic Documents" identified therein shall have been paid in full and such agreement and all related documents shall be terminated, and the Borrower shall have executed and delivered to the Agent such documents as the Agent shall require in connection therewith.

                  (o) Other Documents. Such other documents as any Lender or its counsel may have reasonably requested.

         4.2 Each Advance. The Lenders shall not be required to make any Advance unless on the applicable Borrowing Date:

                  (a) There exists no Default or Unmatured Default;

                  (b) The representations and warranties contained in Article V and in Article III of the Put Agreement are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date;

                  (c) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel;

                  (d) Concurrently therewith, (i) the Borrower shall receive Preferred Stock having an aggregate liquidation preference equal to the aggregate principal amount of such Loan and shall deliver the same, together with an undated stock power executed in blank, to the Agent in pledge subject to the Company Pledge Agreement and (ii) all of the conditions precedent to the purchase of the Preferred Stock under the Standby Purchase Agreement shall be satisfied (and the Agent shall receive evidence satisfactory to it that such conditions precedent shall be so satisfied) or (with the consent of the Agent and each Lender) waived; and

                  (e) the Agent shall have received each of the documents required to be delivered by State Auto Mutual pursuant to Section 4.19 of the Put Agreement.

         Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(a) and (b) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making an Advance.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------


         The Borrower represents and warrants to the Lenders that:

         5.1 Corporate Existence. The Borrower: (a) is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary; and (d) has no Subsidiaries.

         5.2 Financial Condition. The Borrower has heretofore furnished to each of the Lenders the balance sheet of the Borrower as at December 31, 1998 and the related statements of income, retained earnings and cash flows for the Borrower for the fiscal year ended on such date, with the opinion thereon of Ernst & Young LLP, and the unaudited balance sheet of the Borrower as at June 30, 1999 and the related statements of income, retained earnings and cash flows of the Borrower for the three-month period ended on such date. All such financial statements present fairly in all material respects the financial condition of the Borrower as at said dates and the results of its operations for the fiscal year and three-month period ended on said dates (subject, in the case of such financial statements as at June 30, 1999, to normal year-end audit adjustments), all in accordance with Agreement Accounting Principles. The Borrower does not have on the date hereof and will not have on the Effective Date any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said pro forma balance sheet as at said date. Since June 30, 1999, there has been no material adverse change in the condition (financial or otherwise), operations, business or prospects of the Borrower from that set forth in said financial statements as at said date.

         5.3 Litigation. There are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Borrower) threatened against the Borrower or any of its Property.

         5.4 No Breach. None of the execution and delivery of this Agreement and the Notes and the other Loan Documents to which it is a party, the consummation of the transactions herein and therein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of the Borrower, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Borrower is a party or by which it or any of its Property is bound or to which it is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Company Pledge Agreement) result in the creation or imposition of any Lien upon any Property of the Borrower pursuant to the terms of any such agreement or instrument.

         5.5 Action. The Borrower has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party; the execution, delivery and performance by the Borrower of each of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Borrower and constitutes, and each of the Loan Documents to which it is a party when executed and delivered will constitute, its legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.6 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance by the Borrower of this Agreement or any of the other Loan Documents to which it is a party or for the legality, validity or enforceability hereof or thereof.

         5.7 Taxes. As of the date hereof, the Borrower has not been required to file any Federal or other tax returns. As of the date of each borrowing, the Borrower will have filed all Federal income tax returns and all other material tax returns (if any) that are required to be filed by it and will have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate.

         5.8 Use of Credit. No part of the proceeds of any Loan will be used to buy or carry Margin Stock (as such term is defined in Regulations U and X) in violation of Regulation U or X. The Preferred Stock does not constitute Margin Stock (as so defined).

         5.9 Special Purpose Company. On the date hereof, the Borrower is not engaged in any business or transaction other than as permitted by Section 6.4 hereof.

         5.10 Capitalization. The authorized capital stock of the Borrower consists, on the date hereof, of an aggregate of 1000 shares of common stock, no par value, of which 1000 shares are duly and validly issued and outstanding, each of which shares is fully paid and nonassessable. As of the date hereof, there are no outstanding Equity Rights with respect to the Borrower and there are no outstanding obligations of the Borrower to repurchase, redeem, or otherwise acquire any shares of capital stock of the Borrower nor are there any outstanding obligations of the Borrower to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of the Borrower.

         5.11 ERISA. The Borrower does not have any ERISA Affiliates. The Borrower does not maintain or contribute to any Plan or Multiemployer Plan.

         5.12 Year 2000. The Borrower has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program the Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

         5.13 Investment Company. The Borrower is not, nor after giving effect to any Advance will it be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         5.14 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by the Borrower to the Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by the Borrower to the Agent and the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the Borrower that could have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Agent for use in connection with the transactions contemplated hereby or thereby.

                                   ARTICLE VI

                                    COVENANTS
                                    ---------


         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1 Financial Statements, Etc. The Borrower shall deliver to each of the Lenders:

                  (a) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of the Borrower, statements of income, retained earnings and cash flows of the Borrower for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related balance sheet of the Borrower as at the end of such period, setting forth in each case in comparative form the corresponding figures for the corresponding periods in the preceding fiscal year, accompanied by a certificate of a senior officer of the Borrower, which certificate shall state that said financial statements present fairly in all material respects the financial condition and results of operations of the Borrower in accordance with Agreement Accounting Principles, as at the end of, and for, such period (subject to normal year-end audit adjustments);

               (b) promptly after the Borrower knows or has reason to believe that any Unmatured Default or Default has occurred, a notice of such Unmatured Default or Default stating that such notice is a "Notice of Default" and describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken or proposes to take with respect thereto;

               (c) promptly after its receipt thereof, copies of all written notices, requests, directions, instructions or other communications received by the Borrower from any State Auto Obligor under the Standby Purchase Agreement or otherwise; and

               (d) from time to time such other information regarding the financial condition, operations, business or prospects of the Borrower as any Lender or the Agent may reasonably request.

The Borrower will furnish to each Lender, at the time it furnishes each set of financial statements pursuant to paragraph (a) above, a certificate of a senior officer of the Borrower to the effect that no Unmatured Default or Default has occurred and is continuing (or, if any Unmatured Default or Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrower has taken or proposes to take with respect thereto).

         6.2 Litigation. The Borrower will promptly give to each Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Borrower.

         6.3 Existence, Etc. The Borrower will:

                  (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;

                  (b) comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities;

                  (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

                  (d) maintain all of its Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

                  (e) keep adequate records and books of account, in which complete entries will be made in accordance with Agreement Accounting Principles; and

                  (f) permit representatives of any Lender or the Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its

Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Agent (as the case may be).

         6.4 Limited Purpose Company. Notwithstanding anything herein to the contrary, the Borrower shall not:

                  (a) create, incur, assume or have outstanding any Indebtedness or other liabilities or obligations except for obligations under or in respect of the Loan Documents;

                  (b) own any Property except for the Preferred Stock and dividends thereon;

                  (c) enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution);

                  (d) create, incur or permit to exist any Lien (other than the Lien created by the Company Pledge Agreement) on or in respect of, or convey, sell, lease, assign, transfer or otherwise dispose of, any of its Property;

                  (e) make or hold any Investment, except operating deposit accounts with banks and Permitted Investments;

                  (f) declare or make any Dividend Payment at any time;

                  (g) enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than the Borrower would obtain in a comparable arms-length transaction with a Person which is not an Affiliate;

                  (h) create or acquire any Subsidiaries; or

                  (i) otherwise engage in any business or transaction other than the transactions contemplated by (and consistent with) the Basic Documents and incidental thereto.

         6.5 Use of Proceeds. The Borrower will use the proceeds of the Loans hereunder solely to finance the purchase from State Auto Financial of the Preferred Stock under the Standby Purchase Agreement (in compliance with all applicable legal and regulatory requirements); provided that neither the Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

         6.6 Modifications of Certain Documents. The Borrower will not consent to any modification, supplement or waiver of any of the provisions of, or assignment of any rights or obligations of any other Person under, any Basic Document without the prior consent of the Agent (with the approval of the Required Lenders).

         6.7 Year 2000. The Borrower will take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Agent or any Lender, the Borrower will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

                                   ARTICLE VII

                                    DEFAULTS
                                    --------


         The occurrence of any one or more of the following events shall constitute a Default:

         7.1 The Borrower shall default in the payment when due (whether at stated maturity or upon mandatory or optional prepayment) of any principal of or interest on any Loan, any fee or any other amount payable by it hereunder or under any other Loan Document to which it is a party; or

         7.2 Any representation, warranty or certification made or deemed made herein or in any other Loan Document to which the Borrower or the Parent is a party (or in any modification or supplement hereto or thereto) by the Borrower or the Parent, or any certificate furnished to any Lender or the Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

         7.3 The Borrower shall default in the performance of any of its obligations under any of Sections 6.4, 6.5 or 6.6 hereof; the Borrower or the Parent shall default in the performance of any of its obligations under the Company Pledge Agreement or the Parent Pledge Agreement, as the case may be; or the Borrower or the Parent shall default in the performance of any of its other obligations in this Agreement or any other Loan Document to which it is a party and such default shall continue unremedied for a period of 30 or more days after the occurrence of such default; or

         7.4 The Borrower or the Parent shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

         7.5 The Borrower or the Parent shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (b) make a general assignment for the benefit of its creditors, (c) commence a voluntary case under the Bankruptcy Code, (d) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (e) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (f) take any corporate action for the purpose of effecting any of the foregoing; or

         7.6 A proceeding or case shall be commenced, without the application or consent of the Borrower or the Parent, in any court of competent jurisdiction, seeking (a) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (b) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or the Parent or of all or any substantial part of its respective Property or (c) similar relief in respect of the Borrower or the Parent under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days, or an order for relief against the Borrower shall be entered in an involuntary case under the Bankruptcy Code; or

         7.7 The Parent shall fail to own and control, beneficially (free and clear of all Liens other than Liens created pursuant to the Basic Documents), 100% of the capital stock issued by the Borrower (irrespective of whether or not at the time securities or other ownership interests issued by the Borrower or any other class or classes might have voting power by reason of the happening of any contingency); or

         7.8 The Liens created by the Pledge Agreements shall at any time not constitute valid and perfected Liens on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Agent, free and clear of all other Liens, or, except for expiration in accordance with its terms, either Pledge Agreement shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Borrower or the Parent; or

         7.9 A Put Event under, and as defined in, the Put Agreement.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
                 ----------------------------------------------


         8.1 Acceleration. If any Default described in Section 7.4, 7.5 or 7.6 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

         If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.4, 7.5 or 7.6 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.2 Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

                  (a) Extend the final maturity of any Loan or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

                  (b) Reduce the percentage specified in the definition of Required Lenders.

                  (c) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Aggregate Commitment or of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

                  (d) Amend this Section 8.2.

                  (e) Release, or agree to subordinate the Lenders' Liens with respect to, all or substantially all of the Collateral. No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

                  (f) Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS
                               ------------------


         9.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

         9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

         9.5 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6 Expenses; Indemnification. (a) The Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent, the Arranger or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents.

                  (b) The Borrower hereby further agrees to indemnify the Agent, the Arranger, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

         9.7 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.8 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

         9.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10 Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.11 Confidentiality. The Agent and each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (a) to its Affiliates and to other Lenders and their respective Affiliates, so long as such Affiliate or other Lender agrees to be bound by the provisions of this Section, (b) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (c) to regulatory officials, (d) to any Person as requested pursuant to or as required by law, regulation, or legal process, (e) to any Person in connection with any legal proceeding to which such Lender is a party, (f) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (g) permitted by Section 12.4.

         9.12 Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

         9.13 Disclosure. The Borrower and each Lender hereby (a) acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates, and (b) waive any liability of Bank One or such Affiliate of Bank One to the Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Bank One or its Affiliates.

                                    ARTICLE X

                                    THE AGENT
                                    ---------


         10.1 Appointment; Nature of Relationship. Bank One, NA is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (a) does not hereby assume any fiduciary duties to any of the Lenders, (b) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith;
(f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

         10.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         10.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8 Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if all Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(g) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         10.10 Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

         10.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 10.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

         10.13 Agent's Fee. The Borrower agrees to pay to the Agent, for its own account, the fees agreed to by the Borrower and the Agent pursuant to that certain letter agreement dated September 28, 1999, or as otherwise agreed from time to time.

         10.14 Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

         10.15 Execution of Pledge and Put Agreements. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf the Pledge Agreements and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Pledge Agreements. Each Lender hereby approves the terms of the Put Agreement and agrees to be bound thereby including, without limitation, Section 5.10(b) of the Put Agreement and authorizes and directs the Agent to enter into the Put Agreement on behalf of such Lender.

         10.16 Collateral Releases. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.

         10.17 Consents Under Other Loan Documents. Except as otherwise provided in Section 8.2 hereof with respect to this Agreement, the Agent may, with the prior consent of the Required Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the other Loan Documents or the Standby Purchase Agreement, provided that without the prior written consent of each Lender, the Agent shall not (except as provided herein or in the other Loan Documents) terminate any Loan Document, release either State Auto Obligor from its liability under the Put Agreement, release any collateral or otherwise terminate any Lien under any Loan Document providing for collateral security, agree to additional obligations being secured by such collateral security (unless the Lien for such additional obligation shall be junior to the Lien in favor of the other obligations secured by such Loan Document) or modify, supplement or waive any provision in Section 3 of the Standby Purchase Agreement.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS
                            ------------------------


         11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

         11.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 2.19(b), 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
                -------------------------------------------------


         12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (a) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (b) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (b) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with
Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

         12.2     Participations.

                           12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                           12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

                           12.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with
         Section 11.2 as if each Participant were a Lender.

         12.3     Assignments.

                           12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (a) $5,000,000 or (b) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Loans (if the applicable Commitment has been terminated).

                           12.3.2. Effect; Effective Date. Upon (a) delivery to the Agent of an assignment, together with any consents required by
         Section 12.3.1, and (b) payment of a $3,500 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

         12.4 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

         12.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(d).

                                  ARTICLE XIII

                                     NOTICES
                                     -------


         13.1 Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (b) in the case of any Lender, at its address or facsimile number set forth on Schedule 1 hereto or (c) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

         13.2 Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV

                                  COUNTERPARTS
                                  ------------


         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
          ------------------------------------------------------------


         15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, 735 ILCS SECTION 105/5-1 ET SEQ, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         15.3 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

                                   ARTICLE XVI

                                   NO RECOURSE
                                   -----------


         The obligations of the Borrower and the Parent under the Loan Documents shall be satisfied solely from the Preferred Stock and the stock required to be pledged to the Agent and the Lenders under the Parent Pledge Agreement and the proceeds thereof. Moreover, no recourse shall be had for any obligation owing to any Lender or the Administrative Agent under any Loan Document or for the payment of any fee due to any Lender or the Agent under any Loan Document or any other obligation or claim arising out of or based upon any Loan Document against any stockholder, employee, officer, director, affiliate or incorporator of the Borrower, the Parent or Lord Securities Corporation based on their status as such or their actions in connection therewith, except to the extent resulting from the fraud or willful misconduct of such stockholder, employee, officer, director, affiliate or incorporator, as the case may be. The provisions of this Article XVI shall survive the termination of any or all Loan Documents and, with respect to any Lender or the Agent, the resignation or replacement thereof.

                            [signature page follows]

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                           SAF FUNDING CORPORATION


                           By: /s/ Richard L. Taiano
                               ---------------------------------------

                           Title: Vice President
                                  ------------------------------------

                           Address:          2 Wall Street
                                             New York, New York 10005
                                             Attn:  Richard Taiano

                           Telephone: (212) 346-9006
                           Facsimile: (212) 346-9012


                           BANK ONE, NA, Individually and as Agent


                           By: /s/ Cynthia W. Priest
                               ---------------------------------------

                           Title: First Vice President
                                  ------------------------------------

                           Address:      1 Bank One Plaza
                                         Chicago, Illinois 60670
                                         Attn: Cynthia W. Priest

                           Telephone: (312) 732-9565
                           Facsimile: (312) 732-4033

                             [TO CREDIT AGREEMENT]

                           FIRSTAR BANK, NA, Individually


                           By: /s/ James C. Blythe
                               ---------------------------------------

                           Title: Vice President
                                  ------------------------------------

                           Address:          175 South Third Street
                                             4th Floor
                                             Columbus, Ohio 43215-5134
                                             Attn: Celia V. Conlon

                           Telephone: (614) 232-8194
                           Facsimile: (614) 232-8098

                              [TO CREDIT AGREEMENT]

                                  THE HUNTINGTON NATIONAL BANK,
                                  Individually


                                  By: /s/ Nancy J. Cracolice
                                      ---------------------------------

                                  Title: Vice President
                                         ------------------------------

                                  Address:          41 South High Street HC0810
                                                    8th Floor
                                                    Columbus, Ohio 43215
                                                    Attn:  Nancy J. Cracolice

                                  Telephone: (614) 480-4401
                                  Facsimile: (614) 480-5791

                                      S-3
                             [TO CREDIT AGREEMENT]

                                  MELLON BANK, N.A., Individually


                                  By: /s/ Maria E. Totin
                                      --------------------------------

                                  Title: Credit Manager
                                         -----------------------------

                                  Address:          One Mellon Bank Center
                                                    Room 4401
                                                    Pittsburgh, PA 15258-0001
                                                    Attn: Maria E. Totin

                                  Telephone: (412) 236-1625
                                  Facsimile: (412) 234-8087

                                      S-4
                             [TO CREDIT AGREEMENT]

                                  NATIONAL CITY BANK, Individually


                                  By: /s/ Rick Mariotti
                                      --------------------------------

                                  Title: Assistant Vice President
                                         -----------------------------

                                  Address:          155 E. Broad Street
                                                    3rd Floor
                                                    Columbus, Ohio 43251-0033
                                                    Attn:  Rick Mariotti

                                  Telephone: (614) 463-7305
                                  Facsimile: (614) 463-6770

                                      S-5
                             [TO CREDIT AGREEMENT]

                                  THE INDUSTRIAL BANK OF JAPAN,
                                  LIMITED, Individually


                                  By: /s/ Walter Wolff
                                      --------------------------------

                                  Title: Joint General Manager
                                         -----------------------------

                                  Address:          227 West Monroe Street
                                                    Suite 2600
                                                    Chicago, Illinois 60606
                                                    Attn:  Koichi Zaiki

                                  Telephone: (312) 855-8254
                                  Facsimile: (312) 855-8200

                                      S-6
                             [TO CREDIT AGREEMENT]

                                  KEYBANK NATIONAL ASSOCIATION,
                                  Individually


                                  By: /s/ Sherrie I. Manson
                                      --------------------------------

                                  Title: Vice President
                                         -----------------------------

                                  Address:          127 Public Square
                                                    Large Corporate - 6th Floor
                                                    Cleveland, Ohio 44114
                                                    Attn:  Sherrie Manson

                                  Telephone: (216) 689-3443
                                  Facsimile: (216) 689-4981

                                      S-7
                             [TO CREDIT AGREEMENT]

                                  PARK NATIONAL BANK


                                  By: /s/ Thomas Button
                                      --------------------------------

                                  Title: Vice President
                                         -----------------------------

                                  Address:          140 East Town Street
                                                    Columbus, Ohio 43215
                                                    Attn: Tom Button

                                  Telephone: (614) 228-0283
                                  Facsimile: (614) 228-0205

                                      S-8
                             [TO CREDIT AGREEMENT]

                                   SCHEDULE 1
                                   ----------

                                   COMMITMENTS

----------------------------------------------------------- ---------------------------------------------------------
                          Lender                                                   Commitment
                          ------                                                   ----------
----------------------------------------------------------- ---------------------------------------------------------
Bank One, NA                                                                    $   20,000,000
----------------------------------------------------------- ---------------------------------------------------------
Firstar Bank, NA                                                                $   20,000,000
----------------------------------------------------------- ---------------------------------------------------------
The Huntington National Bank                                                    $   20,000,000
----------------------------------------------------------- ---------------------------------------------------------
Mellon Bank, N.A.                                                               $   20,000,000
----------------------------------------------------------- ---------------------------------------------------------
National City Bank                                                              $   20,000,000
----------------------------------------------------------- ---------------------------------------------------------
The Industrial Bank of Japan, Limited                                           $   15,000,000
----------------------------------------------------------- ---------------------------------------------------------
Keybank National Association                                                    $   15,000,000
----------------------------------------------------------- ---------------------------------------------------------
Park National Bank                                                              $    5,000,000
----------------------------------------------------------- ---------------------------------------------------------
         Aggregate Commitment                                                   $  135,000,000
         --------------------
----------------------------------------------------------- ---------------------------------------------------------

                                    EXHIBIT A

                                 FORM OF OPINION



                                                               November 19, 1999


The Agent and the Lenders who are parties to the Credit Agreement described below.


Gentlemen/Ladies:


         We are counsel for SAF Financial Corporation, a Delaware corporation (the "Borrower"), and have represented the Borrower in connection with its execution and delivery of a Credit Agreement dated as of November 19, 1999 (the "Agreement"), among the Borrower, the Lenders named therein, and Bank One, NA, as Agent, and providing for Advances in an aggregate principal amount not exceeding $100,000,000 at any one time outstanding. All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement.

         We have examined the Borrower's [DESCRIBE CONSTITUTIVE DOCUMENTS OF BORROWER AND APPROPRIATE EVIDENCE OF AUTHORITY TO ENTER INTO THE TRANSACTION], the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion. Based upon the foregoing, it is our opinion that:

         l. The Borrower is a corporation duly and properly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         2. The execution and delivery by the Borrower of the Loan Documents to which it is a party and the performance by the Borrower of its obligations thereunder have been duly authorized by proper corporate proceedings on the part of the Borrower and will not:

                  (a) require any consent of the Borrower's shareholders or members (other than any such consent as has already been given and remains in full force and effect);

                  (b) violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or (ii) the Borrower's articles or certificate of incorporation, by-laws or other management agreement, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder; or

                  (c) result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower pursuant to the terms of any indenture, instrument or agreement binding upon the Borrower.

         3. The Loan Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

         4. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best of our knowledge after due inquiry, threatened against the Borrower which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

         5. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower, is required to be obtained by the Borrower in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement, the payment and performance by the Borrower of the Obligations, or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         6. The provisions of the Pledge Agreements are sufficient to create in favor of the Lenders a security interest in all right, title and interest of the Borrower in those items and types of collateral described in the Pledge Agreements in which a security interest may be created under Articles 8 or 9 of the Uniform Commercial Code as in effect on the date hereof in Illinois. Financing statements on Form UCC-1's have been duly executed by the Borrower and have been duly filed in each filing office indicated in Exhibit A hereto under the Uniform Commercial Code in effect in each state in which said filing offices are located. The description of the collateral set forth in said financing statements is sufficient to perfect a security interest in the items and types of collateral described therein in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in such states. Such filings are sufficient to perfect the security interest created by the Pledge Agreements in all right, title and interest of the Borrower in those items and types of collateral described in the Pledge Agreements in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code in such states, except that we express no opinion as to personal property affixed to real property in such manner as to become a fixture under the laws of any state in which the collateral may be located and we call your attention to the fact that the Lenders' security interest in certain of such collateral may not be perfected by filing financing statements under the Uniform Commercial Code.

         This opinion may be relied upon by the Agent, the Lenders and their participants, assignees and other transferees.

                                                     Very truly yours,

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE



To:      The Lenders parties to the
         Credit Agreement Described Below

         This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of November 19, 1999 (as amended, modified, renewed or extended from time to time, the "Agreement") among SAF Funding Corporation (the "Borrower"), the lenders party thereto and Bank One, NA, as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected              of the Borrower;
                                 -------------

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower during the accounting period covered by the attached financial statements;

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

         Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         The foregoing certifications, together with the financial statements delivered with this Certificate in support hereof, are made and delivered this __ day of __________ , ___.



                                                  --------------------------

                                    EXHIBIT C

                              ASSIGNMENT AGREEMENT

         This Assignment Agreement (this "Assignment Agreement") between _______ ________ (the "Assignor") and ____________________________ (the "Assignee") is
dated as of ____________, _______. The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents relating to the facilities listed in Item 3 of Schedule 1. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of
Schedule 1.

         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after this Assignment Agreement, together with any consents required under the Credit Agreement, are delivered to the Agent. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date.

         4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Loans hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Loans and fees received from the Agent which relate to the portion of the Commitment or Loans assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

         5. RECORDATION FEE. The Assignor and Assignee each agree to pay one-half of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement unless otherwise specified in Item 6 of Schedule 1.

         6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor and
(iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

         7. REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement, and
(ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

         8. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

         9. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

         10. COUNTERPARTS; DELIVERY BY FACSIMILE. This Assignment Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

         IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing Schedule 1 hereto as of the date first above written.

                                   SCHEDULE 1
                             to Assignment Agreement

1. Description and Date of Credit Agreement: Credit Agreement, dated as of November 19, 1999, among SAF Funding Corporation, the financial institutions party thereto (the "Lenders") and Bank One, NA, as agent for the Lenders.

2.       Date of Assignment Agreement:_______________, ____

3.       Amounts (As of Date of Item 2 above):

                                                     Facility          Facility         Facility          Facility
                                                        1*                2*                3*                4*
         a.       Assignee's percentage
                  of each Facility purchased
                  under the Assignment
                  Agreement**                             %                 %                 %                 %

         b.       Amount of
                  each Facility
                  purchased
                  under the Assignment
                  Agreement***                       $                   $                $                 $

4.       Assignee's Commitment (or Loans
         with respect to terminated
         Commitments) purchased
         hereunder:               $_______________

5.       Proposed Effective Date:  _______________________

6.       Non-standard Recordation Fee
         Arrangement                                            N/A***
                                                        [Assignor/Assignee
                                                        to pay 100% of fee]
                                                       [Fee waived by Agent]
Accepted and Agreed:

[NAME OF ASSIGNOR]                             [NAME OF ASSIGNEE]


By:_____________________________               By:_____________________________

Title:__________________________               Title:__________________________

ACCEPTED AND CONSENTED TO****                  ACCEPTED AND CONSENTED TO****
BY [NAME OF BORROWER]                          BY BANK ONE, NA, AS AGENT


By:_____________________________               By:_____________________________

Title:__________________________               Title:__________________________

*        Insert specific facility names per Credit Agreement
**       Percentage taken to 10 decimal places
***      If fee is split 50-50, pick N/A as option
****     Delete if not required by Credit Agreement

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET
                        --------------------------------

               Attach Assignor's Administrative Information Sheet,
      which must include notice addresses for the Assignor and the Assignee
                            (Sample form shown below)

                              ASSIGNOR INFORMATION
                              --------------------
CONTACT:
--------

Name:_____________________________      Telephone No.:_________________________

Fax No.:__________________________      Telex No.:_____________________________

                                        Answerback:____________________________
PAYMENT INFORMATION:
--------------------

Name & ABA # of Destination Bank:______________________________________________

                                 ______________________________________________

Account Name & Number for Wire Transfer:_______________________________________

                                        _______________________________________

Other Instructions:____________________________________________________________

_______________________________________________________________________________

ADDRESS FOR NOTICES FOR ASSIGNOR:______________________________________________
--------------------------------
                                 ______________________________________________

                                 ______________________________________________


                              ASSIGNEE INFORMATION
                              --------------------
CREDIT CONTACT:
---------------

Name:_____________________________      Telephone No.:_________________________

Fax No.:__________________________      Telex No.:_____________________________

                                        Answerback:____________________________
KEY OPERATIONS CONTACTS:
------------------------

Booking Installation:_________________  Booking Installation:_________________

Name:_________________________________  Name:_________________________________

Telephone No.:________________________  Telephone No.:________________________

Fax No.:______________________________  Fax No.:______________________________

Telex No.:____________________________  Telex No.:____________________________

Answerback:___________________________  Answerback:___________________________

PAYMENT INFORMATION:
--------------------

Name & ABA # of Destination Bank:______________________________________________

                                 ______________________________________________

Account Name & Number for Wire Transfer:_______________________________________

                                        _______________________________________

Other Instructions:____________________________________________________________

_______________________________________________________________________________

ADDRESS FOR NOTICES FOR ASSIGNEE:______________________________________________
--------------------------------
                                 ______________________________________________

                                 ______________________________________________

         BANK ONE INFORMATION
         --------------------

         Assignee will be called promptly upon receipt of the signed agreement.

INITIAL FUNDING CONTACT:                  SUBSEQUENT OPERATIONS CONTACT:
------------------------                  ------------------------------

Name:_____________________                Name:_________________________

Telephone No.: (312)______                Telephone No.: (312)__________

Fax No.:  (312)___________                Fax No.: (312)________________

                              Bank One Telex No.:  190201  (Answerback: FNBC UT)

INITIAL FUNDING STANDARDS:
--------------------------

Libor - Fund 2 days after rates are set.

BANK ONE WIRE INSTRUCTIONS:             Bank One, NA, ABA # 071000013
---------------------------             LS2 Incoming Account # 481152860000
                                        Ref:________________

ADDRESS FOR NOTICES FOR BANK ONE:       1 Bank One Plaza, Chicago, IL  60670
---------------------------------       Attn: Agency Compliance Division,
                                          Suite IL1-0353
                                        Fax No. (312) 732-2038 or (312) 732-4339

                                    EXHIBIT D

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To Bank One, NA,
as Agent (the "Agent") under the Credit Agreement
Described Below.

Re: Credit Agreement, dated as of November 19, 1999 (as the same may be amended or modified, the "Credit Agreement"), among SAF Funding Corporation (the "Borrower"), the Lenders named therein and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower; provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with
Section 2.14 of the Credit Agreement.

Facility Identification Number(s)______________________________________________

Customer/Account Name__________________________________________________________

Transfer Funds To______________________________________________________________

                 ______________________________________________________________

For Account No.________________________________________________________________

Reference/Attention To_________________________________________________________

Authorized Officer (Customer Representative)    Date___________________________

____________________________________________    _______________________________
(Please Print)                                  Signature

Bank Officer Name                               Date___________________________

____________________________________________    _______________________________
(Please Print)                                  Signature


    (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                    EXHIBIT E

                                      NOTE


                                                                          [Date]


         SAF Funding Corporation, a Delaware corporation (the "Borrower"), promises to pay to the order of ____________________________________ (the
"Lender") the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of November 19, 1999 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender, and Bank One, NA, as Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Pledge Agreements and guaranteed pursuant to the Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                       SAF FUNDING CORPORATION


                                       By:__________________________________

                                       Print Name:__________________________

                                       Title:_______________________________

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                         NOTE OF SAF FUNDING CORPORATION
                           DATED _____________ , ____


            Principal           Maturity             Principal
            Amount of          of Interest            Amount           Unpaid
Date          Loan               Period                Paid            Balance
--------------------------------------------------------------------------------